THE YORK WATER COMPANY
130 EAST MARKET STREET
YORK, PENNSYLVANIA 17401

March 30, 2005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF THE YORK WATER COMPANY

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of The York Water Company will be held at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania, on Monday, May 2, 2005, at 1:00 P.M. for the purpose of taking action upon the following proposals:

(1)	To elect three (3) Directors to three-year terms of office;

(2)	To appoint independent accountants to audit the financial statements of the Company for the year 2005; and

(3)	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 15, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.

You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to sign, date and return the enclosed proxy at your earliest convenience in the enclosed stamped return envelope. Returning your proxy does not deprive you of the right to attend the meeting and vote your shares in person.

By order of the Board of Directors,

JEFFREY R. HINES
Secretary

THE YORK WATER COMPANY
130 EAST MARKET STREET
YORK, PENNSYLVANIA 17401

March 30, 2005

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of The York Water Company (hereinafter referred to as the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, whereby shareholders would appoint George Hay Kain, III, Michael W. Gang, Esq., and George W. Hodges, and each of them, as Proxies on behalf of the shareholders, to be used at the Annual Meeting of the Shareholders of the Company to be held at 1:00 p.m. at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania, Monday, May 2, 2005 (the "Annual Meeting"), and at any adjournment thereof.

Solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by employees of the Company. The expenses of the solicitation will be borne by the Company. Such expenses may also include ordinary charges and expenses of brokerage houses and other custodians, nominees and other fiduciaries for forwarding documents to shareholders. This Proxy Statement has been mailed to shareholders of the Company on or about March 30, 2005.

A shareholder who completes and forwards the enclosed proxy to the Company's transfer agent, American Stock Transfer & Trust Company, is not precluded from attending the Annual Meeting and voting his or her shares in person, and may revoke the proxy by delivering a later dated proxy or by written notification to the Company or to the transfer agent, at any time before the proxy is exercised.

PURPOSE OF THE MEETING

At the Annual Meeting, shareholders of the Company will consider and vote upon two proposals: (i) to elect three (3) Directors to serve for a term of three (3) years; and (ii) to ratify the appointment of Beard Miller Company LLP as independent auditors for the fiscal year ending December 31, 2005. Shareholders may also consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

VOTING AT THE MEETING

The outstanding securities of the Company entitled to vote at the meeting consist of 6,887,047 shares of Common Stock. The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast will constitute a quorum for the Annual Meeting.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof was the close of business on March 15, 2005. Shareholders are entitled to one vote for each share on all matters coming before the meeting, except that shareholders have cumulative voting rights with respect to the election of Directors. Cumulative voting rights permit each shareholder to cast as many votes in the election of each class of Directors to be elected as shall equal the number of such shareholder's shares of Common Stock multiplied by the number of Directors to be elected in such class of Directors, and each shareholder may cast all such votes for a single nominee or distribute such votes among two or more nominees in such class as the shareholder may see fit. Discretionary authority to cumulate votes is not being solicited.

In accordance with Pennsylvania law, a shareholder can withhold authority to vote for all nominees for Directors or can withhold authority to vote for certain nominees for Directors. Directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded from the vote and will have no effect.

Any votes that are withheld on the proposal to ratify the selection of the independent accountants will have no effect because this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote.

Brokers who have received no voting instructions from their customers will have discretion to vote with respect to election of directors and the proposal to ratify the Company's auditors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

No person, so far as known to the Company, beneficially owns five (5) percent or more of the Company's outstanding Common Stock as of March 15, 2005.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 15, 2005, by (1) each director and other director nominee of the Company, (2) each executive officer named in the summary compensation table included elsewhere herein and (3) all executive officers and directors as a group.

The information appearing in the following table with respect to principal occupation and beneficial ownership of Common Stock of the Company has been furnished to the Company by the three nominees, the six directors continuing in office, and the two executive officers as of March 15, 2005.

NOMINEES FOR ELECTION TO THREE YEAR TERMS EXPIRING IN 2008

			Director	Full Shares		Percent of
			or Officer	Owned		Total Shares
Name	Age	Principal Occupation During Last Five Years	Since	Beneficially (1)		Outstanding (2)

John L. Finlayson	64	Vice President-Finance and Administration,	9/2/1993	10,825		0.16
		Susquehanna Pfaltzgraff Co.,
		Manufacturing, Retailing, Radio Stations,
		Cable TV, August, 1978 to date

Chloé R, Eichelberger	70	Owner/President/Chief Executive Officer	9/15/1995	6,157		0.09
		Chloé Eichelberger Textiles, Inc., Dyeing
		and Finishing Fabrics, September, 1987 to
		date

Thomas C. Norris	66	Retired, Chairman of the Board, Glatfelter,	6/26/2000	9,561	(3)	0.14
		Paper Manufacturer, May, 2000 to date
		Chairman of the Board, Glatfelter, July, 1998
		to May, 2000

NOMINEES FOR ELECTION TO THREE YEAR TERMS EXPIRING IN 2008

			Director	Full Shares		Percent of
			or Officer	Owned		Total Shares
Name	Age	Principal Occupation During Last Five Years	Since	Beneficially (1)		Outstanding (2)

John L. Finlayson	64	Vice President-Finance and Administration,	9/2/1993	10,825		0.16
		Susquehanna Pfaltzgraff Co.,
		Manufacturing, Retailing, Radio Stations,
		Cable TV, August, 1978 to date

Chloé R, Eichelberger	70	Owner/President/Chief Executive Officer	9/15/1995	6,157		0.09
		Chloé Eichelberger Textiles, Inc., Dyeing
		and Finishing Fabrics, September, 1987 to
		date

Thomas C. Norris	66	Retired, Chairman of the Board, Glatfelter,	6/26/2000	9,561	(3)	0.14
		Paper Manufacturer, May, 2000 to date
		Chairman of the Board, Glatfelter, July, 1998
		to May, 2000

TO CONTINUE FOR TERMS EXPIRING IN 2006

			Director	Full Shares		Percent of
			or Officer	Owned		Total Shares
Name	Age	Principal Occupation During Last Five Years	Since	Beneficially (1)		Outstanding (2)

George Hay Kain, III	56	Consultant, December, 2004 to date	8/25/1986	27,803	(4)	0.40
		Sole Practitioner, Attorney at Law
		April, 1982 to December, 2003

Michael W. Gang, Esq.*	54	Partner/Attorney, Morgan, Lewis & Bockius	1/22/1996	4,564		0.07
		LLP, Counselors at law, October, 1984 to
		date. Morgan, Lewis & Bockius LLP is
		counsel to the Company

George W. Hodges	54	Office of the President, The Wolf Organization,	6/26/2000	67,811	(5)	0.99
		Inc., Distributor of Building Products,
		January, 1986 to date

TO CONTINUE FOR TERMS EXPIRING IN 2007

			Director	Full Shares		Percent of
			or Officer	Owned		Total Shares
Name	Age	Principal Occupation During Last Five Years	Since	Beneficially (1)		Outstanding (2)

William T. Morris, P.E.*	67	Chairman of the Board, The York Water	4/19/1978	29,816		0.44
		Company, November, 2001 to date
		President and Chief Executive Officer,
		The York Water Company, May, 1995 to
		December, 2002

Irvin S. Naylor*	69	Vice Chairman of the Board, The York Water	10/31/196	53,788		0.78
		Company, May 2000 to date
		Chairman of the Board, The York Water
		Company, September, 1993 to May, 2000
		President/Owner, Snow Time, Inc., Owns and
		Operates Ski Areas, June 1964 to date

Jeffrey S. Osman*	62	President and Chief Executive Officer,	5/1/1995	9,390	(6)	0.14
		January, 2003 to date
		Vice President-Finance and Secretary-
		Treasurer, The York Water Company,
		May, 1995 to December, 2002

EXECUTIVE OFFICERS

Jeffrey R. Hines	43	Vice President-Engineering and Secretary	1/1/2003	14,335	(7)	0.21
		The York Water Company, January 2003 to date
		Vice President-Engineering, The York Water
		Company, May, 1995 to December 2002

Duane R. Close	59	Vice President-Operations, The York Water	1/1/2003	6,216	(8)	0.09
		Company, May, 1995 to date

All Directors and Executive Officers as a group	240,266	(9)	3.49

* Members of the Executive Committee.

(1)	Except as indicated in the footnotes below, Directors possessed sole voting power and sole investment power with respect to all shares set forth in this column.
(2)	The percentage for each individual or group is based on shares outstanding as of March 15, 2005.
(3)	Includes 3,914 shares held by Mr. Norris’ wife, for which Mr. Norris disclaims beneficial ownership.
(4)
Includes 2,584 shares held by the estate of Mr. Kain's wife for which Mr.Kain disclaims beneficial ownership. Also includes 5,166 shares held by Mr. Kain's son for which Mr. Kain disclaims ownership. Also includes 10,039 shares held by the estate of Mr. Kain's grandfather, for which he is one of three co-trustees and shares voting power and investment power.

(5)
Includes shares owned by The Wolf Organization for which he shares voting and investment power with other members of the Office of the President, The Wolf Organization. Includes 3,000 shares held by Mr. Hodges' wife, for which Mr. Hodges disclaims beneficial ownership.

(6)	Includes shares owned jointly with Karen E. Knuepfer, for which he shares voting and investment power.
(7)	Includes 12 shares held by Mr. Hines’ wife, for which Mr. Hines disclaims beneficial ownership.
(8)	Includes 157 shares held by Mr. Close's wife for which Mr. Close disclaims beneficial ownership.
(9)	Includes shares owned by family members, and certain other shares, as to which some Directors and Officers disclaim any beneficial ownership and which are further disclosed in the notes above.

ELECTION OF DIRECTORS

At the Annual Meeting, all the nominees, each of whom is currently serving as Director, are to be elected to serve for the ensuing three (3) years and until their respective successors have been elected and qualified. The bylaws of the Company provide that the Board of Directors will consist of not less than a total of nine Directors, who are elected to staggered three-year terms of office. Each share represented by the enclosed proxy will be voted for each of the nominees listed, unless authority to do so is withheld. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted as may be determined by the Proxies.

The three Directors are to be elected by a plurality of the votes cast at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

The Board of Directors has determined each of the following directors to be an "independent director" as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD"):

John L. Finlayson	George Hay Kain III
Chloé R. Eichelberger	Michael W. Gang, Esq.
Thomas C. Norris	George W. Hodges

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

William T. Morris, Chairman of the Board, reported the January 15, 2004 purchase of 3.773 shares through the Company’s dividend reinvestment plan on Form 4/A on February 27, 2004.

On May 17, 2004 Chairman Morris, Vice Chairman Naylor, Director and President and CEO Osman, Directors Gang, Norris, Kain, Hodges, Finlayson, Eichelberger and Executive Officers Miller, McIntosh, Hines and Close each reported on Form 4/A an adjustment to shares purchased through the Company's dividend reinvestment plan on April 15, 2004 due to an inadvertent error in determining the purchase price of shares. The aggregate of the additional shares reported was 84.880.

The Company believes that during the year ended December 31, 2004, all other directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934. The foregoing statement is based solely upon a review of copies of reports furnished to the Company and written representations of its Directors and executive officers that no other reports were required.

GENERAL INFORMATION ABOUT OTHER BOARDS OF DIRECTORS

The following members of the Board of Directors of The York Water Company are Board members of other publicly held companies as indicated below:

Publicly Held Companies Other Than
Board Members	The York Water Company

Ms. Chloé Eichelberger	Susquehanna Bancshares, Inc.

Mr. George W. Hodges	Fulton Financial Corp.

Mr. Thomas C. Norris	Cadmus Communication

COMMITTEES AND FUNCTIONS

The Company has an Executive Committee, an Audit Committee, a Compensation and Nomination Committee, and a Corporate Governance Committee, all of which are composed of members of the Board of Directors.

The Executive Committee held eleven (11) meetings during the fiscal year ended December 31, 2004. The Executive Committee is empowered to function as delegated by the Board of Directors. The Executive Committee is composed of the following Directors appointed by the Board: William T. Morris, P.E., Chairman; Irvin S. Naylor; John L. Finlayson; Michael W. Gang, Esq., and Jeffrey S. Osman.

The Audit Committee held four (4) meetings during 2004. The Audit Committee monitors the audit functions of our independent public accountants and internal controls of the Company. The Audit Committee of the Company is composed of the following independent Directors appointed by the Board: John L. Finlayson, Chairman; Chloé R. Eichelberger; George W. Hodges; and Thomas C. Norris, all of who have been determined to be independent by the Board. The Board of Directors has adopted a written charter for the Audit Committee which it reviews and reassesses on an annual basis.

The Compensation and Nomination Committee held two (2) meetings during the fiscal year ended December 31, 2004. The Compensation and Nomination Committee considers and makes recommendations to the Board of Directors concerning the proposed compensations, salaries and per diems of the corporate officers, Directors and members of the Committees of the Board of Directors of the Company.

The Compensation and Nomination Committee also makes recommendations to the Board of Directors for nominations for Directors and Officers of the Company. This Committee will consider nominees recommended by shareholders of the Company. Such recommendations shall be made in writing, should include a statement of the recommended nominee’s qualifications and should be addressed to the Committee at the address of the Company. In accordance with the Company’s by-laws, actual nominations must be made in writing and must be received by the Company not less than ninety (90) days before the date of the Annual Meeting.

The Compensation and Nomination Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Compensation and Nomination Committee requires that the Committee consider and recommend to the Board the appropriate size, function and needs of the Board, so that the Board as a whole collectively possesses a broad range of skills, industry and other knowledge and business and other experience useful to the effective oversight of the Company's business. The Board also seeks members from diverse backgrounds with a reputation for integrity. In addition, Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and be selected based upon contributions that they can make to the Company. The Committee considers all of these qualities when selecting, subject to Board ratification, candidates for Director. No distinctions are made as between internally-recommended candidates and those recommended by shareholders.

The Compensation and Nomination Committee is composed of the following Directors appointed by the Board: George W. Hodges, Chairman; John L. Finlayson; George Hay Kain III; Thomas C. Norris, and Chloé R. Eichelberger, all of who have been determined to be independent by the Board. The Board of Directors has adopted a written charter for the Compensation and Nomination Committee which it reviews and reassesses on an annual basis. A copy of the charter is attached herein as Appendix A.

The Corporate Governance Committee is comprised of the following Directors appointed by the Board: Michael W. Gang, Chairman, George W. Hodges, William T. Morris, Irvin S. Naylor and Thomas C. Norris. The Corporate Governance Committee develops and makes recommendations to the Board of Directors concerning corporate governance principles and guidelines.

COMMUNICATION WITH THE BOARD OF DIRECTORS

A shareholder who wishes to communicate with the Board of Directors, or specific individual Directors, may do so by directing a written request addressed to such Directors or Director in care of the Secretary of The York Water Company, at the address appearing on the first page of this proxy statement. Communication(s) directed to members of the Board of Directors who are not non-management Directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent Directors. Communications directed to non-management Directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management Directors. Any communication so withheld will nevertheless be made available to any non-management Director who wishes to review it.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning compensation paid or accrued by the Company to the Chief Executive Officer, the Vice President-Engineering, Secretary and Vice President-Operations of the Company. No other executive officer of the Company earned more than $100,000 in salary during any of the last three fiscal years. The Company has not paid any bonuses in any of the last three fiscal years.

SUMMARY COMPENSATION TABLE

	Annual Compensation		All Other
			Compensation
Name and Principal Position	Year	Salary ($)	($) (1)

Jeffrey S. Osman, President,	2004	217,824	1,950
Chief Executive Officer	2003	194,859	1,950
and Director	2002	125,240	1,500

Jeffrey R. Hines	2004	114,239	1,950
Vice President-Engineering and	2003	111,812	1,950
Secretary	2002	53,760	1,500

Duane R. Close	2004	109,658	1,950
Vice President-Operations	2003	105,683	1,950
	2002	97,500	1,500

(1) Represents Company matching contributions to Mr. Osman's, Mr. Hines', and Mr. Close's
401(k) plan in 2004, 2003, and 2002.

Officers with five years' service are entitled to benefits under the Company's General and Administrative Employees Pension Plan (the "Pension Plan") upon retirement after attaining age 55. The pension benefit computation is based on the years of service times the sum of $18.00 and 1-1/2% of that portion of the final average monthly earnings which are in excess of $400. The final average monthly earnings are the average of the employee's earnings for the 60 months immediately preceding the date the pension benefit calculation is made. As of December 31, 2004, Mr. Osman has been credited with 21 years of service, Mr. Hines has been credited with 14 years of service and Mr. Close has been credited with 27 years of service under the Pension Plan. The following table illustrates the approximate annual benefit that may become payable under the Pension Plan to the executive officers who have met both the five year and 55 year age requirements, based upon the indicated assumptions as to remuneration and years of credited service.

Remuneration	Years of Service
	20	25	30	33
$281,244 143,436 136,320	$87,254 47,352 43,776	$109,068 59,190 54,720	- $71,028 $65,664	- $82,866 $76,608

The above figures assume retirement at age 65 with a straight-life annuity and without reduction for a survivor benefit or Social Security benefits.

The Company maintains a supplemental retirement program (the "Supplemental Plan"), which provides senior management with a retirement benefit in addition to the Pension Plan. The Supplemental Plan is designed to encourage management to stay with the Company until retirement. Supplemental Plan benefits have been made available to six members of the Company's management and are payable to the executive or his beneficiary (a "Supplemental Plan Beneficiary") monthly over a period of 180 months. The annual benefit payable under the Supplemental Plan (the "Annual Benefit") may be calculated by multiplying the number of years of service subsequent to December 31, 1983 but prior to the attainment of age 65, by a predetermined annual retirement benefit unit, which in the case of Mr. Osman is $1,389, in the case of Mr. Hines is $1,441, in the case of Mr. Close is $1,235 and in the case of all Supplemental Plan Participants ranges from $1,235 to $1,754. The estimated Annual Benefit payable to Mr. Osman at normal retirement age under the Supplemental Plan is $33,333, the estimated Annual Benefit payable to Mr. Hines at normal retirement age under the Supplemental Plan is $53,333, and the estimated Annual Benefit payable to Mr. Close at normal retirement age under the Supplemental Plan is $33,333. The Supplemental Plan is funded by insurance policies owned by the Company on each executive covered by the Supplemental Plan, and if the assumptions made as to mortality experience, policy dividends and other factors (the "Funding Assumptions") are realized, the Company will recover all of its payments made under the Supplemental Plan plus a factor for the use of the Company's money. The Company is obligated to pay Annual Benefits, and Supplemental Plan Beneficiaries have the status of unsecured creditors of the Company with respect to Annual Benefits, regardless of whether the Funding Assumptions are realized and the insurance policies fully fund or reimburse the Company for its payments under the Supplemental Plan.

The following table illustrates the approximate Annual Benefits that may become payable to Supplemental Plan Beneficiaries:

Annual Retirement Benefit Unit	Years of Service Subsequent to December 31, 1983
	10	15	20	25	30
$1,750 1,450 1,400 1,250	$17,500 14,500 14,000 12,500	$26,250 21,750 21,000 18,750	$35,000 29,000 28,000 25,000	$43,750 36,250 35,000 31,250	$52,500 43,500 42,000 37,500

The Deferred Compensation Program permits eligible supervisors, managers and executives to defer up to 5% of salary, normally over an eight (8) year period, with the Company matching the deferment, up to 2-1/2% of salary. The Company has obtained life insurance policies for participants under the Deferred Compensation Program to fund its future payment obligations under the Deferred Compensation Program, and no cash balances are maintained by the Company to fund participant deferrals, Company matching contributions, or earnings with respect to such balances derived from the insurance policies (together, the "Deferred Compensation Program Balances"). At retirement, each participant, or beneficiary, is entitled to receive over a ten-year period, monthly payments equal in the aggregate to the Deferred Compensation Program Balance that accrued with respect to such participant in Company maintained book-entry accounts. Except for Mr. Osman, no other directors participate in this program. Mr. Osman’s projected annual payment under this program is $15,304, Mr. Hines’ projected annual payment under this program is $9,666 and Mr. Close’s projected annual payment under this program is $16,568.

Mr. Osman, Mr. Hines and Mr. Close have employment contracts with the Company which provide that, in the event of their involuntary termination of employment for any reason other than cause prior to or following a change of control of the Company, they would be entitled to severance payments. Mr. Osman would be entitled to a severance payment equal to 2.99 times his base salary for the preceding

12 months. Mr. Osman would be entitled to medical, dental and other insurance benefits for a period of three years after his termination date. Mr. Hines and Mr. Close would be entitled to severance payments equal to .5 times their base salary for the preceding 12 months. Mr. Hines and Mr. Close would also be entitled to medical, dental and other insurance benefits for a period of one year after their termination date. The employment contracts contain provisions regarding their obligation to maintain the confidentiality of Company information and their agreement not to compete with the Company within its franchised service territory for a period of one year after termination of their employment by the Company.

Each Director who is not a regular full-time employee of the Company is entitled to receive the following amounts for services rendered to the Company: $9,680 per annum in Directors' fees; $4,840 per annum for service as a regular member of the Executive Committee; a per diem of $600 for each Board of Directors' Meeting; and a per diem of $600 for each Executive Committee Meeting. There were 15 Board of Directors' Meetings and 11 Executive Committee Meetings during the fiscal year ended December 31, 2004. All Directors attended at least 75% of the scheduled Board of Directors and committee meetings, except Vice Chairman Naylor who attended 71% of the meetings.

COMPANY PERFORMANCE

The following line graph presents the annual and cumulative total shareholder return for The York Water Company Common Stock over a five-year period, as compared to a comparable return associated with an investment in the S&P 500 Composite Index and a composite index of water companies (the "Peer Index").

The line graph above assumes $100 invested on December 31, 1999 in the Company's Common Stock and the stock of companies included in the S&P 500 and the Peer Index and assumes the quarterly reinvestment of dividends. The return for the Peer Index presented above took into consideration the cumulative total return of the common stock of the following water companies included in the Peer Index: American States Water Company, Artesian Resources Corp., BIW Limited, California Water Service, Connecticut Water Service, Inc.,
Middlesex Water Company, Pennichuck Corporation, Aqua America, Inc., SJW Corp., and Southwest Water Co.

COMPENSATION AND NOMINATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION AND OTHER MATTERS

The Company's Compensation and Nomination Committee (the "Committee") consists of four (4) non-employee Directors who are considered independent according to Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers. In April 2004, the Board of Directors adopted a written charter for the Compensation and Nomination Committee. A copy of the charter is attached as an appendix to the proxy statement.

The Compensation and Nomination Committee of the Board of Directors of the Company establishes general compensation policies of the Company and considers and makes recommendations to the Board of Directors concerning the proposed compensation, salaries and per diems of the President and Chief Executive Officer, the Chairman, Vice Chairman, Directors and members of the Committees of the Board of Directors of the Company and Executive Officers. The Chairman and Vice Chairman serve the Company in a part-time capacity, and the amount of salary payable to such officers has been determined by the Committee based upon the amount of time dedicated and value of contributions made to the Company.

Mr. Osman, the Chief Executive Officer of the Company, served the Company as its Vice President-Finance and Secretary-Treasurer from May 1995 to December 2002. In January 2003, Mr. Osman assumed the position of President and Chief Executive Officer. Mr. Hines, Vice President-Engineering and Secretary of the Company, served the Company as its Vice President-Engineering from May 1995 to December 2002, and in January 2003 became Secretary. Mr. Close has served the Company as Vice President-Operations from May 1995 to date. The Compensation and Nomination Committee historically has established Mr. Osman’s, Mr. Hines’ and Mr. Close’s compensation after considering comparative salary data from industry and other salary surveys (including data derived from publicly disclosed compensation information concerning many of the companies identified in the Peer Index), individual past performance, the Company's performance (on an absolute basis and in comparison to peer performance within the context of a regulated industry), and to a lesser extent changes in the cost of living in the Company's service territory. While no formal salary or compensation guidelines have been developed or used, salary levels have been determined after balancing the foregoing factors (in their entirety, without giving weight to any particular factor and without regard to any particular relationship between compensation levels and any quantitative or qualitative aspect of the Company's performance) with the interests of the Company's shareholders, customers and employees.

Section 162(m) of the Internal Revenue Code generally disallows, in certain circumstances, a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and next four most highly compensated executive officers. The Company does not have any compensation programs that would be impacted by Section 162(m).

The Compensation and Nomination Committee also identifies and recommends to the Board nominees for election or re-election to the Board, identifies and recommends to the Board the names of Directors to serve as members of Committees of the Board and conduct periodic assessment of the Board's performance.

George W. Hodges, Chairman	George Hay Kain III, Member
John L. Finlayson, Member	Chloé R. Eichelberger, Member
Thomas C. Norris, Member

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee (the “Committee”) consists of four non-employee Directors who are "independent Directors" as defined in NASD Rule 4200 (a)(15). The Board of Directors has determined that each member of the Audit Committee is financially literate. In January 2003, the Board of Directors adopted an amended and restated written charter for the Audit Committee.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board, reports to the Securities and Exchange Commission on Forms 10-Q and 10-K and releases of earnings. In addition, the Committee selects, subject to stockholder ratification, the Company’s independent public accountants.

The Board of Directors has determined that John L. Finlayson, Chairman of the Audit Committee, is an Audit Committee financial expert within the meaning of the applicable SEC rules. Chairman Finlayson is a Certified Public Accountant, and has an understanding of generally accepted accounting principles and financial statements. Chairman Finlayson is experienced in the preparation and auditing of financial statements of public companies, and has an understanding of accounting estimates, internal accounting controls, and audit committee functions.

On October 7, 2003, Stambaugh Ness, PC, the Company's principal accountants, notified the Company that it declined to stand for appointment for the year 2004. Stambaugh Ness, PC has chosen not to continue to provide independent auditing services to companies who report to the Securities and Exchange Commission.

There are no disagreements with Beard Miller Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The audit reports of Beard Miller Company LLP do not contain any adverse opinion or disclaimer of opinion, nor are they qualified or modified as to uncertainty, audit scope or accounting principles.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has discussed with the independent public accountants the auditor’s independence from the Company and its management, and has received the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and the independent public accountants and the Committee’s review of the representations of management and the report of the independent public accounts to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

John L. Finlayson, Chairman	George W. Hodges, Member
Chloé R. Eichelberger, Member	Thomas C. Norris, Member

SHAREHOLDER APPROVAL OF
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has approved the appointment of Beard Miller Company LLP, York, Pennsylvania as independent public accountants to audit the financial statements of the Company for the year 2005. Beard Miller Company LLP audited the Company’s financial statements for the years ended December 31, 2003 and 2004. There have been no disagreements between the Company and Beard Miller Company LLP concerning the Company’s financial statements. It is intended that, unless otherwise specified by the shareholders, votes will be cast pursuant to the proxy hereby solicited in favor of the appointment of Beard Miller Company LLP.

Audit fees and all professional services to be rendered by Beard Miller Company LLP are approved by the Company’s Audit Committee. The Board considers the possible effect on auditors' independence of providing nonaudit services prior to the service being rendered, but the Board does not anticipate significant non-audit services will be rendered during 2005.

The following table presents fees for services provided by Beard Miller Company LLP were as follows for 2004 and 2003:

	2004	2003
Audit Fees (1)	125,740	42,500
Audit Related Fees	0	0
Tax Fees (2)	5,740	0
All Other Fees	0	0
	131,480	42,500

(1) Professional services rendered for 2004 include the audit of the Company's annual financial statements, the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, the audit of the Company's assessment of internal control over financial reporting, and consent and comfort letters in connection with registration statements. Professional services rendered for 2003 include the audit of the company's annual financial statements and the retrospective review of the financial statements included in the Company's Quarterly Reports on Form 10-Q.

(2) Tax fees include preparation of the federal income tax return and other tax matters.

Additionally, fees paid to Stambaugh Ness PC in 2003 for the timely review of the Forms 10-Q and tax return preparation were $11,990 and $6,265 respectively.

The Audit Committee approves in advance any audit or non-audit services provided by outside auditors. During 2004 and 2003, there were no exceptions to the Audit Committee's pre-approval requirements.

Representatives of Beard Miller LLP are expected to be present at the Annual Meeting. Representatives of Beard Miller LLP will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" this proposal. It is understood that even if the selection of Beard Miller LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

DISCRETIONARY AUTHORITY

The notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting. The Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than is hereinbefore set forth. In the event additional matters should be presented, however, the proxies will exercise their discretion in voting on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

In accordance with the Company's bylaws, shareholder's proposals and nominations for Directors for consideration at the 2006 Annual Meeting of Shareholders must be received by the Company in writing prior to January 31, 2006.

OTHER MATTERS

The Company's Board of Directors has adopted a code of ethics applicable to all Directors, officers and employees. There are no waivers of the code for any Director, officer or employee. A copy of the code of ethics has been filed with the Securities and Exchange Commission as Exhibit 14 to the Company's 2002 Form 10-K.

The expense of this solicitation will be paid by the Company. If necessary, some of the officers of the Company and regular employees of The York Water Company may solicit proxies personally or by telephone.

Further information regarding the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended

December 31, 2004, which has been filed with the Securities and Exchange Commission. The Form 10-K (including financial statements and schedules) may be obtained free of charge by writing to: The York Water Company, 130 East Market Street, York, Pennsylvania 17401. Copies of exhibits to the Form 10-K will be furnished upon request and the payment of a reasonable fee. The Form 10-K is available on the Company’s website at www.yorkwater.com.

A copy of the Company’s Annual Report to Shareholders, which includes financial statements, is being transmitted herewith, but does not form part of the proxy solicitation materials.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
SHARING AN ADDRESS

Only one proxy statement and annual report is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request the Company will promptly deliver a proxy statement and annual report to any security holder at a shared address to which a single copy of the proxy statement and annual report was delivered. Security holders should make their request for delivery of an individual copy of the proxy statement and annual report in writing to the Company’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, or by calling 1-800-937-5449.

APPENDIX A

THE YORK WATER COMPANY
COMPENSATION AND NOMINATION COMMITTEE CHARTER

I. Purpose

The Compensation and Nomination Committee (the “Committee”) of the Board of Directors (“Board”) of The York Water Company (the “Company”) is appointed by, and generally acts on behalf, of the Board. The Committee’s purposes shall be:

A. To recommend to the Board the structure and operations of the Board;

B.
To identify individuals qualified to serve as members of the Board, and to identify and recommend that the Board select the director nominees for the next annual meeting of shareholders and to fill vacancies;

C.	To oversee the Board’s annual evaluation of its performance and the performance of other Board committees; and

D.	To consider and make recommendations to the Board concerning compensation of the Corporate Officers, and the salaries and per diems for Directors and per diems for all committees of the Board.

II. Membership

A.
The Committee shall be composed of at least [three] directors, each of whom must be independent. A director shall qualify as independent if the Board has affirmatively determined that the member is independent consistent with the independence criteria mandated by the NASDAQ Stock Market, Inc.

B.
The members of the Committee shall be designated and approved by a majority of the whole Board and shall serve for one-year terms. The Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. The members of the Committee shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

III. Meetings and Procedures

A.
The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than [two] times per year. A majority of the members of the Committee shall constitute a quorum.

B.	The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

C.
The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

D.
The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

E.	The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter.

F.	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

G.	The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

IV. Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

A.	Board Size and Composition

1.
Consider and recommend to the Board the appropriate size, function, and needs of the Board, taking into account that the Board as a whole shall have competency in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) business strategy; (vii) crisis management; (viii) corporate governance; and (ix) risk management. The Board also seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company.

2.
Determine what types of backgrounds, skills, and attributes of Board members are needed to help strengthen and balance the Board, taking into account the competencies described above, and actively seek individuals qualified to become Board members and maintain an active file of suitable candidates for consideration as nominees to the Board.

3.
Recommend to the Board one member of the Board to serve as Chairperson of the Board. The Chairperson shall preside at all meetings of the Board and, in the absence of the Chairman and President and CEO, at meetings of the shareholders. The director who is appointed Chairperson is appointed on an annual basis by at least a majority of the remaining directors.

4.	Have the sole authority, and necessary funding, to retain, set compensation and retention terms for, and terminate any search firm to be used to identify director candidates.

5.
Evaluate and recommend to the Board the slate of nominees for directors to be elected by the shareholders at the Company’s next annual meeting of shareholders and, where applicable, to fill vacancies. [In recommending nominees, the Committee shall consider nominees recommended by Company shareholders. Such recommendations should be submitted to the Chairperson of the Committee [Secretary] at least [90] days before the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders.] Recommendations by the Committee should include a review by the Committee of the performance and contribution of fellow directors, as well as the qualifications of new nominees.

B.	Board Committees

1.	Recommend to the Board the responsibilities of the Board committees, including each committee’s structure, operations, and authority to delegate to subcommittees.

2.
Evaluate and recommend to the Board those directors to be appointed to the various Board committees, including the persons recommended to serve as chairperson of each committee. Recommendations should consider: (i) the qualifications for membership on each committee; (ii) committee member appointment and removal; (iii) the extent to which there should be a policy of periodic rotation of directors among the committees; (iv) any limitations on the number of consecutive years a director should serve on any one committee; and (v) the number of boards and other committees on which the directors serve.

C. Evaluation of the Board and Board Committees

1.
Oversee the annual evaluation of the Board and the other Board committees, including the individual members of the Board and the other Board committees [, taking into account the factors set forth in Exhibit A hereto,] and deliver reports to the Board setting forth the results of such evaluations. The Committee also shall monitor director performance throughout the year (noting particularly any directors who have had a change in their primary job responsibilities or who have assumed additional directorships since their last assessment) and counsel those directors who may be found wanting.

2.
Annually review and assess the performance of the Committee and each Committee member and deliver a report to the Board setting forth the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including, at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

D. General Compensation Matters

1.
Review annually the compensation of Corporate Officers and the principals upon which such compensation is determined. In this regard, Company management should report annually as to how the Company's Corporate Officer compensation practices compare with those of similarly situated public corporations.

2.
Review annually the compensation of non-employee directors and the principles upon which such compensation is determined. In this regard, Company management should report annually as to how the Company’s non-employee director compensation practices compare with those of other similarly situated public corporations.

3.
Consult with the CEO, as appropriate and other Board members to assure that its decisions are consistent with the sound relationship between and among the Board, Board committees, individual directors and management.

4.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

5.
Perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, the Company’s By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

EXHIBIT A

Criteria for the Evaluation
of Individual Director Performance

1. Representation of Shareholders. Clearly recognizes the role of directors to represent the interests of shareholders. Understands the difference between the function of the Board and that of Company management.

2. Judgment and Knowledge. Demonstrates judgment and ability to assess Company strategy, business plans, management evaluation, and other key issues. Demonstrates competency in one or more of the following areas: [ (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) business strategy; (vii) crisis management; (viii) corporate governance; and (ix) risk management].

3. Meaningful Participation. Comfortable being an active, inquiring participant. Participates in Board process in a meaningful way. Manifests confidence and willingness to express ideas and engage in constructive discussion. Actively participates in decision-making and is willing to make tough decisions. Demonstrates diligence and faithfulness in attending Board and committee meetings.

4. Communications. Communicates freely with other Board members and with Company management. Serves as a good sounding board for other directors and the CEO. Willing to challenge fellow directors and the CEO. Asks insightful questions and raises thought-provoking perspectives. Willing to hold management accountable for performance and results. Mindful not to get overly involved in operational details and the management process. Finds the proper balance between dominating the deliberations and making no contribution at all. Evidences characteristics of team player who works well with other directors while not necessarily agreeing with their views. Listens with an open mind.

5. Suitability. Understands the Company’s short- and long-term goals and objectives. Understands the Company’s business and its competitors. Cooperates with the Company’s management and employees, when applicable, regarding requests for information in completing public filings or responding to regulatory inquiries. Demonstrates no material conflict of interest in serving on the Board. Satisfies applicable requirements for “independence.”

6. Expertise. Fulfills specific Board needs. Makes individual expertise available to the Board. Draws on relevant experience in addressing issues facing the Company. Willing to respond to appropriate request of CEO outside of Board meetings for advice and support.

7. Vision and Leadership. Understands Company philosophy and strategy. Oriented toward the future, and sensitive to future direction of industry. Fulfills legal and fiduciary responsibilities. Supports the Company’s mission and values and is open, honest and direct. Makes appropriate time commitment for Board service. Evidences ability to think through who the management of the Company should consist of and what they should do.

8. Professional Status. Maintains standing and reputation in the business, professional and social communities in which the directors operate. Appropriately represents the Company in all such communities.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE YORK WATER COMPANY

Proxy - Annual Meeting of Shareholders
May 2, 2005
The undersigned, a Shareholder of The York Water Company, a Pennsylvania
corporation (the "Company"), does hereby appoint George Hay Kain, III, Michael W .Gang, and George W. Hodges, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held Monday, May 2, 2005 at 1:00 p.m. local time at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania or at any adjournment thereof.

(Continued and to be signed on reverse side)

(1) ELECTION OF DIRECTORS: To vote with respect to the election of John L. Finlayson, Chloé R. Eichelberger, and Thomas C. Norris as directors.

For All Nominees
Withhold Authority for All Nominees
For All Except

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that Nominee's name on the line provided below.

Cumulative votes for one or more nominees as follows:
John L. Finlayson
Chloé R. Eichelberger
Thomas C. Norris

(2) Appoint Beard Miller Company LLP as auditors.	For	Against	Abstain

(3) DISCRETIONARY AUTHORITY
To transact such other business as may properly come before the Meeting and any adjournment thereof according to the proxies' discretion and in their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 2.

Signature

Signature if Shares Held Jointly

Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.